KENNEDY WILSON

Q4 2016 EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL INFORMATION

Kennedy-Wilson Holdings, Inc.
Supplemental Financial Information
Fourth Quarter and Full Year December 31, 2016

Cover
The property depicted on the cover of this earnings release and supplemental financial information is Clancy Quay, an apartment community in
Dublin, Ireland, with 423 existing units and 417 additional units under development.

Certain terms used in this release are defined below under the caption "Common Definitions". Certain information included in this release constitutes non-GAAP financial measures. For a definition of the non-GAAP financial measures used in this release, see "Common Definitions" below, and for a reconciliation of those measures to their most comparable GAAP measure, see the tables set forth in the Company's supplemental financial information included in this release and also available at www.kennedywilson.com.

Contact: Daven Bhavsar, CFA
Director of Investor Relations
(310) 887-3431
dbhavsar@kennedywilson.com	151 S. El Camino Drive
www.kennedywilson.com	Beverly Hills, CA 90212

NEWS RELEASE
KENNEDY WILSON REPORTS 4Q AND FULL YEAR 2016 RESULTS
Kennedy Wilson increases dividend by 21% to $0.17 per common share for first quarter 2017
BEVERLY HILLS, Calif. (February 23, 2017) - Kennedy-Wilson Holdings, Inc. (NYSE: KW) today reported the following results for the fourth quarter and full year of 2016:

	4Q		Full Year
(Amounts in millions, except per share data)	2016	2015	2016	2015
GAAP Results
GAAP Net Income To Common Shareholders	$14.4	$28.5	$2.8	$71.1
Per Diluted Share	0.13	0.25	0.01	0.66

Non-GAAP Results
Adjusted EBITDA	$116.9	$121.7	$349.9	$371.2
Adjusted Net Income	64.7	67.7	191.3	208.2
"During 2016 we continued to make great progress on increasing the recurring cash flow to the company through a variety of asset management and revenue generating capex initiatives, which allowed us to increase our annual dividend for the sixth consecutive year" said William McMorrow, chairman and CEO of Kennedy Wilson. "After a year where we returned a record amount of capital to our shareholders, we entered 2017 well positioned with strong liquidity and with 86% of our debt fixed or hedged against long term increases in interest rates."

4Q & Full Year Highlights

•
Growth in Recurring NOI: Kennedy Wilson's share of 4Q Property NOI grew by $6 million or 10% to $61 million from 4Q-2015. For the year, Kennedy Wilson's share of Property NOI grew by $35 million or 17% to $241 million.

•Continued Strong Same Property Performance1: The 4Q and FY change in same property multifamily and commercial real estate are as follows:

	4Q - 2016 vs 4Q - 2015			FY - 2016 vs FY - 2015
	Occupancy	Revenue	NOI	Occupancy	Revenue	NOI
Multifamily	(1.0)%	8.6%	10.3%	(0.4)%	9.8%	12.1%
Commercial	1.7%	5.5%	5.7%	1.5%	5.0%	5.6%

•
Dividend Declaration: Kennedy Wilson announced a 21% increase in the common dividend per share to $0.17 per quarter or $0.68 on an annualized basis. The dividend is payable on April 6, 2017 to common shareholders of record as of March 31, 2017.

•
Continued Investment in Revenue Generating Capex: During 4Q-2016, the Company invested $40 million into capex (including $10 million related to Capital Dock, a prime waterfront 690,000 sq. ft. commercial and multifamily development in Dublin, Ireland) compared to $30 million during 4Q-2015. For the year, the Company invested $110 million into capex (vs. $100 million in 2015).

•
Performance Fees & Gains: The Company's financial metrics were impacted by a decrease in the Company's pro-rata share of total performance fees and gains of $8 million in 4Q and $55 million for the year:

◦	Performance Fees: The Company had a decrease in performance fees of $32 million in 4Q and FY-2016, primarily resulting from no KWE performance fees during 2016.

◦	Realized Gains: The Company had an increase in realized gains on sale of real estate of $19 million in 4Q-2016 (vs. 4Q-2015) and $36 million in FY-2016 (vs. FY-2015).

◦
Acquisition-related and Fair Value Gains: The Company had an increase in acquisition-related and fair value gains of $5 million in 4Q-2016 (vs 4Q-2015) and a decrease of $59 million in FY-2016 (vs FY-2015).

Corporate Finance

•
Capital Return Program: During 2016, Kennedy Wilson returned a record $111 million, or approximately $1.02 per common share outstanding, to common shareholders through a combination of stock repurchases ($50 million in 2016) and common dividends ($61 million in 2016).

•
Preferred Stock Conversion: The Company issued an aggregate of 3,366,973 shares of Common Stock upon the early conversion of all outstanding shares of its 6.45% Series B mandatory convertible preferred stock owned by entities affiliated with Fairfax Financial Holdings Limited. The Company has no further remaining preferred stock outstanding.

Investments Business

•	Investment Transactions: The Company, together with its equity partners (including KWE), completed the following:

($ in millions)	Gross	Kennedy Wilson's Share
4Q - 2016	Aggregate Purchase/Sale Price	Income Producing	Non-income Producing	Total	NOI	KW Cap Rate (1)
Acquisitions(2)	$341.3	$160.1	$2.1	$162.2	$7.8	4.9%
Dispositions(3)	508.2	189.2	68.4	257.6	10.3	5.2%
Total Transactions	$849.5			$419.8

FY - 2016
Acquisitions(2)	$1,392.8	$579.4	$41.3	$620.7	$31.3	5.4%
Dispositions(3)	1,694.9	412.9	118.8	531.7	21.0	5.1%
Total Transactions	$3,087.7			$1,152.4
*Please see footnotes at the end of the earnings release

•
KWE: Kennedy Wilson's ownership in KWE grew to 23.6% as of December 31, 2016, compared to 21.8% as of September 30, 2016 and 18.2% as of December 31, 2015. Kennedy Wilson received cash dividends of $18 million during 2016, an increase of 50% from 2015.

Investment Management and Real Estate Services Business
This segment earns fees primarily from its investment management business along with its real estate services activities. Adjusted Fees and Adjusted EBITDA were impacted in 2016 by a reduction in performance fees and promoted interests of $32 million in both 4Q and FY. For 4Q-2016, the Company's Investment Management and Real Estate Services segment reported the following results:

	4Q		FY
($ amounts in millions)	2016	2015	2016	2015
GAAP Results
Investment Management, Property Services, and Research Fees	$12.7	$22.3	$59.4	$69.3

Non-GAAP Results
Adjusted Fees (1)(2)	$22.6	$64.2	$108.9	$158.2
Adjusted EBITDA	10.2	36.9	49.7	82.8
Please see footnotes at the end of the earnings release.

Foreign Currency Fluctuations and Hedging
For 4Q-2016 and FY-2016, changes in foreign currency rates reduced consolidated revenue by 5% and 4%, respectively and Adjusted EBITDA by 2% for both periods compared to foreign currency rates as of December 31, 2015. During the quarter and year, the net decrease in Kennedy Wilson's shareholder's equity related to fluctuations in foreign currency and related hedges (in the GBP, EUR and JPY) was $10.0 million and $24.6 million, respectively.

Footnote for same property results table
(1) As defined in the "common definitions" section below.

Footnotes for investment transactions table
(1) KW Cap rate includes only stabilized income-producing properties. Please see "common definitions" for a definition of cap rate.
(2) The three months ended and year ended December 31, 2016 includes $14.5 million and $264.5 million of acquisitions by KWE, respectively.
(3) The three months ended and year ended December 31, 2016 includes $185.0 million and $514.2 million of dispositions by KWE, respectively.
Footnotes for IMRES performance table
(1) Adjusted Fees earned from KWE were $4.9 million and $37.1 million for the three months ended December 31, 2016 and 2015, respectively, and $22.2 million and $67.0 million for the year ended December 31, 2016 and 2015, respectively. Adjusted Fees includes accrued performance fees related to KWE of $0 for each of the three months and year ended December 31, 2016 and $30.9 million and $43.7 million for the three months and year ended December 31, 2015, respectively. Adjusted Fees excludes non-controlling interest.
(2) Adjusted fees includes fees eliminated in consolidation of $6.6 million and $38.6 million for the three months ended December 31, 2016 and 2015, respectively, and $36.9 million and $75.0 million for the year ended December 31, 2016 and 2015, respectively.
Conference Call and Webcast Details
Kennedy Wilson will hold a live conference call and webcast to discuss results at 7:00 a.m. PT/ 10:00 a.m. ET on Friday, February 24. The direct dial-in number for the conference call is (866) 807-9684 for U.S. callers and (412) 317-5415 for international callers.
A replay of the call will be available for one week beginning two hours after the live call and can be accessed by (888) 843-7419 for U.S. callers and (877) 344-7529 for international callers. The passcode for the replay is 10100531.
The webcast will be available at:  http://services.choruscall.com/links/kw170224UKDjYcab.html. A replay of the webcast will be available one hour after the original webcast on the Company’s investor relations web site for three months.
About Kennedy Wilson
Kennedy Wilson (NYSE:KW) is a global real estate investment company.  We own, operate, and invest in real estate both on our own and through our investment management platform.  We focus on multifamily and commercial properties located in the Western U.S., UK, Ireland, Spain, Italy and Japan. To complement our investment business, the Company also provides real estate services primarily to financial services clients. For further information on Kennedy Wilson, please visit www.kennedywilson.com.

Forward-Looking Statements
Statements made by us in this report and in other reports and statements released by us that are not historical facts constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are necessarily estimates reflecting the judgment of our senior management based on our current estimates, expectations, forecasts and projections and include comments that express our current opinions about trends and factors that may impact future operating results. Disclosures that use words such as "believe," "anticipate," "estimate," "intend," "may," "could," "plan," "expect," "project" or the negative of these, as well as similar expressions, are intended to identify forward-looking statements. These statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievement, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties may include the factors and the risks and uncertainties described elsewhere in this report and other filings with the Securities and Exchange Commission (the "SEC"), including the Item 1A. "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2016, as amended by our subsequent filings with the SEC. Any such forward-looking statements, whether made in this report or elsewhere, should be considered in the context of the various disclosures made by us about our businesses including, without limitation, the risk factors discussed in our filings with the SEC. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions, or otherwise.
Common Definitions
·     “KWH,” "KW," “Kennedy Wilson,” the "Company," "we," "our," or "us" refers to Kennedy-Wilson Holdings, Inc. and its wholly-owned subsidiaries. The consolidated financial statements of the Company include the results of the Company's consolidated subsidiaries (including KWE).
·    “KWE” refers to Kennedy Wilson Europe Real Estate plc, a London Stock Exchange-listed company that we externally manage through a wholly-owned subsidiary.  In our capacity as external manager of KWE, we are entitled to receive certain (i) management fees equal to 1% of KWE’s adjusted net asset value (EPRA NAV), half of which are paid in cash and the remainder of which is paid are KWE shares; and (ii) performance fees, all of which are paid in KWE shares.  In accordance with U.S. GAAP, the results of KWE are consolidated in our financial statements.  We own an approximately 23.6% equity interest in KWE as of December 31, 2016, and throughout this release and supplemental financial information, we refer to our pro-rata ownership stake (based on our 23.6% equity interest or weighted-average ownership interest during the period, as applicable) in investments made and held directly by KWE and its subsidiaries.

·
"Acquisition-related gains" consist of non-cash gains recognized by the Company or its consolidated subsidiaries upon a GAAP -required fair value measurement due to a business combination. These gains are typically recognized when a loan is converted into consolidated real estate owned and the fair value of the underlying real estate at the time of conversion exceeds the basis in the previously held loan. These gains also arise when there is a change of control of an investment. The gain amount is based upon the fair value of the Company’s or its consolidated subsidiaries' equity in the investment in excess of the carrying amount of the equity immediately preceding the change of control.

·    “Adjusted EBITDA” represents net income before interest expense, our share of interest expense included in income from investments in unconsolidated investments, depreciation and amortization, our share of depreciation and amortization included in income from unconsolidated investments, loss on early extinguishment of corporate debt and income taxes, share-based compensation expense for the Company and EBITDA attributable to noncontrolling interests.

Please also see the reconciliation to GAAP in the Company’s supplemental financial information included in this release and also available at www.kennedywilson.com.  Our management uses Adjusted EBITDA to analyze our business because it adjusts net income for items we believe do not accurately reflect the nature of our business going forward or that relate to non-cash compensation expense or noncontrolling interests. Such items may vary for different companies for reasons unrelated to overall operating performance. Additionally, we believe Adjusted EBITDA is useful to investors to assist them in getting a more accurate picture of our results from operations. However, Adjusted EBITDA is not a recognized measurement under GAAP and when analyzing our operating performance, readers should use Adjusted EBITDA in addition to, and not as an alternative for, net income as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, Adjusted EBITDA is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not remove all non-cash items (such as acquisition-related gains) or consider certain cash requirements such as tax and debt service payments. The amount shown for Adjusted EBITDA also differs from the amount calculated under similarly titled definitions in our debt instruments, which are further adjusted to reflect certain other cash and non-cash charges and are used to determine compliance with financial covenants and our ability to engage in certain activities, such as incurring additional debt and making certain restricted payments.
·     “Adjusted fees’’ refers to Kennedy Wilson’s gross investment management, property services and research fees adjusted to include fees eliminated in consolidation and Kennedy Wilson’s share of fees in unconsolidated service businesses. Our management uses Adjusted fees to analyze our investment management and real estate services business because the measure removes required eliminations under GAAP for properties in which the Company provides services but also has an ownership interest. These eliminations understate the economic value of the investment management, property services and research fees and makes the Company comparable to other real estate companies that provide investment management and real estate services but do not have an ownership interest in the properties they manage. Our management believes that adjusting GAAP fees to reflect these amounts eliminated in consolidation presents a more holistic measure of the scope of our investment management and real estate services business.
·     “Adjusted Net Asset Value’’ is calculated by KWE as net asset value adjusted to include properties and other investment interests at fair value and to exclude certain items not expected to crystallize in a long-term investment property business model such as the fair value of financial derivatives and deferred taxes on property valuation surpluses.
·   “Adjusted Net Income” represents net income before depreciation and amortization, our share of depreciation and amortization included in income from unconsolidated investments, share-based compensation and net income attributable to noncontrolling interests, before depreciation and amortization.  Please also see the reconciliation to GAAP in the Company’s supplemental financial information included in this release and also available at www.kennedywilson.com.
·   “Cap rate” represents the net operating income of an investment for the year preceding its acquisition or disposition, as applicable, divided by the purchase or sale price, as applicable.  Cap rates set forth in this presentation only includes data from income-producing properties. We calculate cap rates based on information that is supplied to us during the acquisition diligence process. This information is often not audited or reviewed by independent accountants and may be presented in a manner that is different from similar information included in our financial statements prepared in accordance with GAAP. In addition, cap rates represent historical performance and are not a guarantee of future NOI. Properties for which a cap rate is provided may not continue to perform at that cap rate.
·     "Consolidated investment account" refers to the sum of Kennedy Wilson’s equity in: cash held by consolidated investments, consolidated real estate and acquired in-place leases gross of accumulated depreciation and amortization, net hedge asset or liability, unconsolidated investments, consolidated loans, and net other assets.
·     "Equity multiple" is calculated by dividing the amount of total distributions received by KW from an investment (including any gains, return of equity invested by KW and promoted interests) by the amount of total contributions invested by KW in such investment. This metric does not take into account management fees, organizational fees, or other similar expenses, all of which in the aggregate may be substantial and lower the overall return to KW. Equity multiples represent historical performance and are not a guarantee of the future performance of investments.

·     "Equity partners" refers to non-wholly-owned subsidiaries that we consolidate in our financial statements under U.S. GAAP, including KWE, and third-party equity providers.
·    "Estimated annualized NOI" is a property-level non-GAAP measure representing the estimated annualized net operating income from each property as of the date shown, inclusive of rent abatements (if applicable).  The calculation excludes depreciation and amortization expense, and does not capture the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements, and leasing commissions necessary to maintain the operating performance of our properties. Any of the enumerated items above could have a material effect on the performance of our properties. Also, where specifically noted, for properties purchased in 2016, the NOI represents estimated Year 1 NOI from our original underwriting.  Estimated year 1 NOI for properties purchased in 2015 may not be indicative of the actual results for those properties. Estimated annualized NOI is not an indicator of the actual annual net operating income that the Company will or expects to realize in any period.  Estimated annualized NOI for properties held by KWE are presented as reported by KWE.  Please also see the definition of "Net operating income" below.
·     "Investment account” refers to the consolidated investment account presented after noncontrolling interest on invested assets gross of accumulated depreciation and amortization.

·
"Investment Management and Real Estate Services Assets under Management" ("IMRES AUM") generally refers to the properties and other assets with respect to which we provide (or participate in) oversight, investment management services and other advice, and which generally consist of real estate properties or loans, and investments in joint ventures. Our IMRES AUM is principally intended to reflect the extent of our presence in the real estate market, not the basis for determining our management fees. Our IMRES AUM consists of the total estimated fair value of the real estate properties and other real estate related assets either owned by third parties, wholly owned by us or held by joint ventures and other entities in which our sponsored funds or investment vehicles and client accounts have invested. Committed (but unfunded) capital from investors in our sponsored funds is not included in our IMRES AUM. The estimated value of development properties is included at estimated completion cost.

·
" KW Cap Rate” represents the Cap Rate (as defined above) weighted by the Company’s ownership interest in the underlying investments.   Cap rates set forth in this presentation includes data only from income-producing properties.  We calculate cap rates based on information that is supplied to us during the acquisition diligence process.  This information is often not audited or reviewed by independent accountants and may be presented in a manner that is different from similar information included in our financial statements prepared in accordance with GAAP.  In addition, cap rates represent historical performance and are not a guarantee of future NOI.  Properties for which a cap rate is provided may not continue to perform at that cap rate.

·     "Net operating income" or " NOI” is a non-GAAP measure representing the income produced by a property calculated by deducting operating expenses from operating revenues. Our management uses net operating income to assess and compare the performance of our properties and to estimate their fair value. Net operating income does not include the effects of depreciation or amortization or gains or losses from the sale of properties because the effects of those items do not necessarily represent the actual change in the value of our properties resulting from our value-add initiatives or changing market conditions. Our management believes that net operating income reflects the core revenues and costs of operating our properties and is better suited to evaluate trends in occupancy and lease rates.
·     "Noncontrolling interests" represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
·     "Pro-Rata" represents Kennedy Wilson's share calculated by using our proportionate economic ownership of each asset in our portfolio, including our 23.6% ownership in KWE as of December 31, 2016. Please also refer to the pro-rata financial data in our supplemental financial information.
·     "Property net operating income" or "Property NOI" is a non-GAAP measure calculated by deducting the Company's Pro-Rata share of rental and hotel operating expenses from the Company's Pro-Rata rental and hotel revenues.
·     “Same property” refers to properties in which Kennedy Wilson has an ownership interest during the entire span of both periods being compared.  The same property information presented throughout this report is shown on a cash basis and excludes non-recurring expenses. This analysis excludes properties that are either under development or undergoing lease up as part of our asset management strategy.

Note about Non-GAAP and certain other financial information included in this presentation
In addition to the results reported in accordance with U.S. generally accepted accounting principles ("GAAP") included within this presentation, Kennedy Wilson has provided certain information, which includes non-GAAP financial measures (including Adjusted EBITDA, Adjusted Net Income, and Adjusted Fees, as defined above). Such information is reconciled to its closest GAAP measure in accordance with the rules of the SEC, and such reconciliations are included within this presentation. These measures may contain cash and non-cash acquisition-related gains and expenses and gains and losses from the sale of real-estate related investments.  Consolidated non-GAAP measures discussed throughout this report contain income or losses attributable to non-controlling interests. Management believes that these non-GAAP financial measures are useful to both management and Kennedy Wilson's shareholders in their analysis of the business and operating performance of the Company. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measures. Additionally, non-GAAP financial measures as presented by Kennedy Wilson may not be comparable to similarly titled measures reported by other companies. Annualized figures used throughout this release and supplemental financial information, including annualized net operating income, are not an indicator of the actual net operating income that the Company will or expects to realize in any period.

KW-IR

Tables Follow

Kennedy-Wilson Holdings, Inc.
Consolidated Balance Sheets
(Unaudited)
(Dollars in millions)

	December 31,
	2016	2015
Assets
Cash and cash equivalents	$260.2	$182.6
Cash held by consolidated investments	625.5	549.0
Accounts receivable	71.3	54.7
Real estate and acquired in place lease values, net of accumulated depreciation and amortization	5,814.2	5,797.5
Loan purchases and originations	87.7	299.7
Unconsolidated investments	560.1	444.9
Other assets	240.1	267.2
Total assets	$7,659.1	$7,595.6

Liabilities
Accounts payable	$11.2	$22.2
Accrued expenses and other liabilities	412.1	392.0
Investment debt	3,956.1	3,627.5
Senior notes payable	936.6	688.8
Total liabilities	5,316.0	4,730.5
Equity
Cumulative preferred stock	—	—
Common Stock	—	—
Additional paid-in capital	1,231.4	1,225.7
Accumulated deficit	(112.2)	(44.2)
Accumulated other comprehensive loss	(71.2)	(47.7)
Total Kennedy-Wilson Holdings, Inc. shareholders’ equity	1,048.0	1,133.8
Noncontrolling interests	1,295.1	1,731.3
Total equity	2,343.1	2,865.1
Total liabilities and equity	$7,659.1	$7,595.6

Kennedy-Wilson Holdings, Inc.
Consolidated Statements of Operations
(Unaudited)
(Dollars in millions, except per share data)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenue
Rental	$122.8	$109.5	$485.9	$404.8
Hotel	28.9	28.4	116.2	106.4
Sale of real estate	12.6	—	29.3	3.7
Investment management, property services, and research fees	12.7	22.3	59.4	69.3
Loan purchases, loan originations, and other	3.4	6.1	12.6	19.5
Total revenue	180.4	166.3	703.4	603.7
Operating expenses
Rental operating	37.0	29.5	135.4	108.0
Hotel operating	24.4	23.8	96.3	89.9
Cost of real estate sold	9.0	—	22.1	2.6
Commission and marketing	2.0	2.9	8.0	7.3
Compensation and related	58.1	49.4	186.5	154.8
General and administrative	12.9	12.5	45.4	43.8
Depreciation and amortization	50.9	46.8	198.2	166.3
Total operating expenses	194.3	164.9	691.9	572.7
Income from unconsolidated investments	67.3	53.3	126.6	97.4
Operating income	53.4	54.7	138.1	128.4
Non-operating income (expense)
Gain on sale of real estate	54.7	27.7	130.7	72.4
Acquisition-related gains	—	20.9	16.2	108.1
Acquisition-related expenses	(0.1)	(9.0)	(9.5)	(37.3)
Interest expense - investment	(34.5)	(30.9)	(137.4)	(108.8)
Interest expense - corporate	(15.4)	(11.4)	(54.2)	(46.9)
Loss on early extinguishment of corporate debt	—	(1.0)	—	(1.0)
Other (expense) income	(1.0)	(1.8)	6.6	(2.5)
Income before provision for income taxes	57.1	49.2	90.5	112.4
Provision for income taxes	(11.9)	(20.9)	(14.0)	(53.4)
Net income	45.2	28.3	76.5	59.0
Net (income) loss attributable to the noncontrolling interests	(29.6)	0.7	(70.9)	15.7
Preferred dividends and accretion of preferred stock issuance costs	(1.2)	(0.5)	(2.8)	(3.6)
Net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$14.4	$28.5	$2.8	$71.1
Basic earnings per share (1)
Income per basic	$0.13	$0.25	$0.01	$0.66
Weighted average shares outstanding for basic	109,479,528	108,850,756	109,094,530	103,261,513
Diluted earnings per share
Income per diluted	$0.13	$0.25	$0.01	$0.66
Weighted average shares outstanding for diluted	109,479,528	112,095,953	109,094,530	109,553,728
Dividends declared per common share	$0.14	$0.12	$0.56	$0.48
(1)  Includes impact of the Company allocating income and dividends per basic and diluted share to participating securities

Kennedy-Wilson Holdings, Inc.
Adjusted EBITDA
(Unaudited)
(Dollars in millions)
The table below reconciles Adjusted EBITDA to net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders, using Kennedy Wilson’s pro-rata share amounts for each adjustment item.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$14.4	$28.5	$2.8	$71.1
Non-GAAP adjustments:
Add back (Kennedy Wilson's Share) (1):
Interest expense - investment	23.1	23.3	92.5	85.2
Interest expense - corporate	15.4	12.4	54.2	47.9
Depreciation and amortization	31.8	27.5	120.6	102.7
Provision for income taxes	13.7	18.3	11.9	29.9
Share-based compensation	17.3	11.2	65.1	30.8
Preferred stock dividends and accretion of issuance costs	1.2	0.5	2.8	3.6
Adjusted EBITDA	$116.9	$121.7	$349.9	$371.2
(1) See Appendix for reconciliation of Kennedy Wilson's Share amounts

The table below provides a detailed reconciliation of Adjusted EBITDA to net income.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net income	$45.2	$28.3	$76.5	$59.0
Non-GAAP adjustments:
Add back:
Interest expense - investment	34.5	30.9	137.4	108.8
Interest expense - corporate	15.4	11.4	54.2	46.9
Loss on early extinguishment of corporate debt	—	1.0	—	1.0
Kennedy Wilson's share of interest expense included in unconsolidated investments	4.4	7.4	23.0	28.1
Depreciation and amortization	50.9	46.8	198.2	166.3
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	4.8	5.6	20.8	28.1
Provision for income taxes	11.9	20.9	14.0	53.4
Share-based compensation	17.3	11.2	65.1	30.8
EBITDA attributable to noncontrolling interests (1)	(67.5)	(41.8)	(239.3)	(151.2)
Adjusted EBITDA	$116.9	$121.7	$349.9	$371.2

(1) EBITDA attributable to noncontrolling interest includes $23.9 million and $24.9 million of depreciation and amortization, $15.8 million and $15.0 million of interest, and $(1.8) million and $2.6 million of taxes, for the three months ended December 31, 2016 and 2015, respectively. EBITDA attributable to noncontrolling interest includes $98.4 million and $91.7 million of depreciation and amortization, $67.9 million and $51.7 million of interest, and $2.1 million and $23.5 million of taxes, for the year ended December 31, 2016 and 2015, respectively.

Kennedy-Wilson Holdings, Inc.
Adjusted Net Income
(Unaudited)
(Dollars in millions, except per share data)
The table below reconciles Adjusted Net Income to net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders, using Kennedy Wilson’s pro-rata share amounts for each adjustment item.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$14.4	$28.5	$2.8	$71.1
Non-GAAP adjustments:
Add back (Kennedy Wilson's Share) (1):
Depreciation and amortization	31.8	27.5	120.6	102.7
Share-based compensation	17.3	11.2	65.1	30.8
Preferred stock dividends and accretion of issuance costs	1.2	0.5	2.8	3.6
Adjusted Net Income	$64.7	$67.7	$191.3	$208.2

(1) See Appendix for reconciliation of Kennedy Wilson's Share amounts

The table below provides a detailed reconciliation of Adjusted Net Income to net income.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net income	$45.2	$28.3	$76.5	$59.0
Non-GAAP adjustments:
Add back:
Depreciation and amortization	50.9	46.8	198.2	166.3
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	4.8	5.6	20.8	28.1
Share-based compensation	17.3	11.2	65.1	30.8
Net income attributable to the noncontrolling interests, before depreciation and amortization(1)	(53.5)	(24.2)	(169.3)	(76.0)
Adjusted Net Income	$64.7	$67.7	$191.3	$208.2

(1) Includes $23.9 million and $24.9 million of depreciation and amortization for the three months ended December 31, 2016 and 2015, respectively, and $98.4 million and $91.7 million for the year ended December 31, 2016 and 2015, respectively.

Supplemental Financial Information

Kennedy-Wilson Holdings, Inc.
Capitalization Summary
(Unaudited)
(Dollars in millions, except per share data)

	December 31, 2016	December 31, 2015

Market Data
Common stock price per share (1)	$20.50	$24.08
Common stock and convertible preferred stock:
Basic shares outstanding (1)	115,740,906	114,533,581
Shares of common stock underlying Series B mandatory convertible preferred (2)	—	3,261,011
Total common stock and convertible preferred stock	115,740,906	117,794,592

Equity Market Capitalization	$2,372.7	$2,836.5

Corporate Debt
Kennedy Wilson's share of property debt	2,559.2	2,160.8
Senior notes payable	955.0	705.0
Total Kennedy Wilson's share of debt	3,514.2	2,865.8
Total Capitalization	5,886.9	5,702.3
Cash
Less: Cash and cash equivalents (excluding cash held by investments)	(260.2)	(182.6)
Less: Kennedy Wilson's share of cash held by investments	(238.9)	(156.4)
Total Kennedy Wilson's share of cash	$(499.1)	$(339.0)

Total Enterprise Value	$5,387.8	$5,363.3

(1)	Basic share count and common stock share price per share as of December 31, 2016 and 2015, respectively.

(2)
$32.5 million of Series B mandatory convertible preferred stock with a mandatory conversion date of November 3, 2018. On December 28, 2016, the Company issued an aggregate of 3,366,973 shares of Common Stock in settlement of the early conversion of all outstanding shares of Series B Preferred Stock. The conversion price for the Series B mandatory convertible preferred stock was $9.98 per share as of December 31, 2015.

Kennedy-Wilson Holdings, Inc.
Components of Value Summary - as of December 31, 2016
(Unaudited, Dollars in millions)

Below are key valuation metrics provided to assist in the calculation of a sum-of-the-parts valuation of the Company as of December 31, 2016. Please note that excluded below is the potential value of the Company's future promoted interest as well as the value of the Company's team and brand. A sum of the parts can be calculated by adding together KW’s share of the value of its investments (multifamily, commercial, hotels, loans, residential, other, development / redevelopment and KWE), the value of KW’s services business and subtracting KW’s net liabilities.

						Kennedy Wilson's Share
Investments		Description	KW Investment Account	KW Ownership(2)	Occupancy	Est. Annualized NOI (3) (4)	Investment Debt (4)	Common Valuation Approach	Page #
Income Producing Assets
1	Multifamily (1)	25,126 units	$613.4	55.8%	93.9%	$147.1	$1,644.3	Cap rate; price per unit	19
2	Commercial (1)	5.5 million square feet	309.1	49.2%	94.6%	46.2	388.3	Cap rate; price per foot	20
3	Hotels (1)	628 Hotel Rooms	107.3	84.7%		16.8	102.8	Cap rate; price per key	21
Unstabilized, Development, and Non-income Producing Assets
4	Commercial: Unstabilized (1)	590K sq. ft. - Western U.S. 960K sq. ft. - Europe	93.9	68.0%	63.0%	N/A	94.6	Price per foot; investment account multiple	20
5	Development - Commercial, Multifamily, and Hotel (1)	542k commercial square feet; 1,849 MF Units; One five-star resort	129.9					Price per foot/unit/key; investment account multiple	24
6	Loans, residential, and other (1)	19 investments, 5 unresolved loans	260.2					Investment account multiple	21
					NAV per share	Market Price per share	Total Shares (million)
7	KWE	23.6% ownership in LSE:KWE	$445.3	100%	$15.00	$11.83	29.8	NAV per share; Market Value	23

Investment Management and Real Estate Services						2016 Adj. Fees	2016 Adj. EBITDA
8	Investment management	Management and promote fees		100%		$61.2	$41.6	Adj. EBITDA or Adj. Fees Multiple	25
9	Property services and research	Fees and commissions		100%		47.7	8.1	Adj. EBITDA or Adj. Fees Multiple	25
	Total Services					$108.9	$49.7

Net Corporate Debt			Total
10	KWH Corporate Debt	Senior Notes Payable	$955.0	100%				Face Value
11	Cash and Other	Cash, Marketable Securities, Hedge Asset	(439.7)	100%				Book Value
	Total Net Corporate Debt		$515.3						37
(1) Excludes investments held by KWE.

(2) Weighted average ownership figures for income-producing/stabilized properties are based on the Company’s share of NOI and are presented on a pre-promote basis. Weighted average ownership figures for commercial-unstabilized, loans, residential, and other investments are based on the Company's investment account.
(3) Please see “common definitions” for a definition of estimated annualized NOI and a description of its limitations.
(4)Based on weighted-average ownership figures held by KW.

Kennedy-Wilson Holdings, Inc.
Multifamily Investment Summary
(Unaudited)
(Dollars in Millions)

							Kennedy Wilson's Share
Multifamily	# of Properties	# of Units	Occupancy(1)	Estimated Annualized NOI(2)	Debt(3)	Ownership %(5)	Estimated Annualized NOI(2)	Debt	KW Investment Account(1)
Western U.S.	81	21,706	93.8%	$229.8	$2,546.7	60.3%	$138.6	$1,554.6	$561.8
Ireland (4)	4	777	96.9	13.3	131.3	53.0	7.0	69.3	39.8
Japan (4)	50	2,410	93.9	19.9	408.3	5.0	1.0	20.4	6.1
United Kingdom (4)	1	233	93.1	1.0	—	50.0	0.5	—	5.7
Total excluding KWE	136	25,126	93.9%	$264.0	$3,086.3	55.8%	$147.1	$1,644.3	$613.4
KWE
Ireland (4)	2	357	95.8%	$5.5	$67.0	23.6%	$1.3	$15.8	$9.9
United Kingdom (4)	1	159	76.5	1.8	36.3	23.6	0.4	8.6	5.0
Total stabilized KWE	3	516	89.9%	$7.3	$103.3	23.6%	$1.7	$24.4	$14.9
Unstabilized KWE (6)	2	301		N/A	$70.2	23.6%	N/A	$16.6	$8.9
Total including KWE	141	25,943	93.8%	$271.3	$3,259.8	54.9%	$148.8	$1,685.3	$637.2

Development - See page 24 for additional detail
Vintage Housing Holdings	6	1,242	N/A	N/A	$—	41.1%	N/A	$—	$1.1
Clancy Quay / Capital Dock	2	607	N/A	N/A	28.0	45.9	N/A	14.0	27.3
Total Development	8	1,849			$28.0	45.9%	N/A	$14.0	$28.4

Pro-Forma Total	149	27,792							$665.6
(1) As of December 31, 2016.
(2) Please see “common definitions” for a definition of estimated annualized NOI and a description of its limitations.
(3) Debt represents 100% debt balance against properties as of December 31, 2016.
(4) Estimated foreign exchange rates are €0.95 = $1 USD, ¥117 = $1 USD, and £0.81 = $1 USD, related to NOI and debt.
(5) Weighted average ownership figures based on the Company’s share of NOI and are presented on a pre-promote basis. Ownership in investments held by KWE is based on the Company’s 23.6% ownership interest in KWE as of December 31, 2016.
(6) Represents properties that are either under development or undergoing lease up as part of our asset management strategy.

Kennedy-Wilson Holdings, Inc.
Commercial Investment Summary
(Unaudited)
(Dollars and Square Feet in millions)

							Kennedy Wilson's Share
Commercial	# of Properties	Rentable Sq. Ft.	Occupancy (1)	Estimated Annualized NOI (2)	Debt (3)	Ownership % (4)	Estimated Annualized NOI (2)	Debt	KW Investment Account(1)
Western U.S. (7)	28	4.0	95.4%	$70.7	$505.8	51.2%	$36.2	$292.8	$234.4
United Kingdom (5)	4	1.3	91.6	16.2	138.7	40.2	6.5	57.1	49.6
Ireland (5)	1	0.2	100.0	7.0	76.8	50.0	3.5	38.4	25.1
Total stabilized ex. KWE	33	5.5	94.6%	$93.9	$721.3	49.2%	$46.2	$388.3	$309.1
Unstabilized Total (6)	11	1.6	63.0%	N/A	149.3	68.0%	N/A	94.6	93.9
Total ex. KWE	44	7.1			$870.6			$482.9	$403.0
KWE:
United Kingdom (5)	170	7.8	95.3%	$117.5	$1,106.6	23.6%	$27.4	$261.2	$176.7
Ireland (5)	17	1.0	97.9	38.4	318.1	23.6	9.1	75.1	49.9
Spain (5)	15	0.8	92.4	10.4	84.4	23.6	2.5	19.9	23.8
Italy	9	1.1	100.0	12.6	135.8	23.6	3.0	32.0	18.4
Total stabilized KWE	211	10.7	95.8%	$178.9	$1,644.9	23.6%	$42.0	$388.2	$268.8
Unstabilized KWE (6)	3	0.3	41.9%	N/A	102.5	23.6%	N/A	24.2	13.7
Total KWE	214	11.0			$1,747.4		$42.0	$412.4	$282.5

Grand Total	258	18.1	91.6%	$272.8	$2,618.0	34.2%	$88.2	$895.3	$685.5

Development - see page 24 for additional detail
Capital Dock / Kildare	2	0.5	N/A	N/A	—	55.8%	N/A	—	36.9
KWE	2	0.1	N/A	N/A	$49.5	23.6%	N/A	$11.7	$6.1
Total Development	4	0.6			$49.5			$11.7	$43.0

Pro Forma Total	262	18.7							$728.5
(1) As of December 31, 2016.
(2) Please see “common definitions” for a definition of estimated annualized NOI and a description of its limitations.
(3) Debt represents 100% debt balance against properties as of December 31, 2016.
(4) Weighted average ownership figures based on the Company’s share of NOI and are presented on a pre-promote basis. Weighted-average ownership figures for commercial-unstabilized, loans, residential, and other investments are based on the Company's investment account. Ownership in investments held by KWE is based on the Company’s 23.6% ownership interest in KWE as of December 31, 2016.
(5) Estimated foreign exchange rates are £0.81 = $1 USD, and €0.95 = $1 USD, related to NOI and debt.
(6) Represents properties that are either under development or undergoing lease up as part of our asset management strategy.
(7) The information presented in this row for Western U.S. commercial assets includes our corporate headquarters wholly owned by KW comprising 58,000 sq. ft., $35 million of debt, 100% occupancy, $3.0 million in annualized NOI and investment account balance of $33.8 million as of December 31, 2016.

Kennedy-Wilson Holdings, Inc.
Hotel, Loans, Residential and Other Investment Summary
(Unaudited)
(Dollars in millions)

						Kennedy Wilson's Share
Hotel	# of Investments	Hotel Rooms	Estimated Annualized NOI (2)	Debt (3)	Ownership%(4)	Estimated Annualized NOI (2)	Debt	KW Investment Account(1)
Western U.S.	2	363	$6.7	$49.7	54.6%	$3.6	$27.1	$27.7
Ireland (5)	1	265	13.2	75.7	100.0	13.2	75.7	79.6
Total ex. KWE	3	628	$19.9	$125.4	84.7%	$16.8	$102.8	$107.3

KWE:
United Kingdom (5)	1	209	$1.1	$30.0	23.6%	$0.3	$7.1	$4.2
Ireland (5)	1	135	1.4	24.2	23.6%	0.3	5.7	3.7
Total KWE	2	344	$2.5	$54.2	23.6%	$0.6	$12.8	$7.9

Total	5	972	$22.4	$179.6	78.0%	$17.4	$115.6	$115.2

Development - See page 24 for additional detail
Kona Village Resort	1	125	N/A	—	50.0%	N/A	—	64.6
Pro Forma Total	6	1,097						$179.8

									Kennedy Wilson's Share
Loans	Initial # of Loans (6)	Initial UPB (7)	# of Unresolved Loans	Total Collections	Current UPB(1)	Pre-Promote KW Share of Current UPB(8)	Debt (3)	Ownership%(4)	Debt	KW Investment Account(1)
Western U.S.	5	$13.5	5	$1.4	$12.4	$12.4	$—	100.0%	$—	$12.4
Total ex. KWE	5	$13.5	5	$1.4	$12.4	$12.4	$—	100.0%	$—	$12.4

KWE:
United Kingdom (6)	8	113.0	7	41.7	87.1	20.6	36.9	23.6	8.7	$4.6
Ireland (6)	12	227.2	5	63.5	117.8	27.8	16.4	23.6	3.9	2.1
Total	20	$340.2	12	$105.2	$204.9	$48.4	$53.3	23.6%	$12.6	$6.7

Grand Total	25	$353.7	17	$106.6	$217.3	$60.8	$53.3	28.0%	$12.6	$19.1

(1)	As of December 31, 2016.

(2)	Please see “common definitions” for a definition of estimated annualized NOI and a description of its limitations.

(3)	Debt represents 100% debt balance against properties as of December 31, 2016.

(4)
Weighted average ownership figures based on the Company’s share of NOI and are presented on a pre-promote basis. Weighted average ownership figures for commercial unstabilized, loans, residential, and other investments are based on the Company's investment account. Ownership in investments held by KWE is based on the Company’s 23.6% ownership interest in KWE as of December 31, 2016.

(5)	Estimated foreign exchange rates are €0.95 = $1 USD, and £0.81 = $1 USD, related to NOI and debt.

(6)	Represents total number of loans at initial acquisition of respective pools.

(7)	Unpaid Principal Balance.

(8)	Represents the amount of cash we would receive if the loans are resolved at par, excluding our promoted interests.

Kennedy-Wilson Holdings, Inc.
Hotel, Loans, Residential and Other Investment Summary (Continued)
(Unaudited)
(Dollars in millions)

Residential and Other	# of Investments	Residential Units	Total Acres	Residential Lots	Debt(2)	Approximate Ownership%(4)	KW Investment Account(1)
Western U.S.	19	259	4,155	302	$37.8	34.7%	$247.8
Total ex. KWE	19	259	4,155	302	$37.8	34.7%	$247.8

KWE:
Spain (3)	2	21	—	—	$8.8	21.2%	1.1
Total KWE	2	21	—	—	$8.8	21.2%	$1.1

Grand Total	21	280	4,155	302	$46.6	34.6%	$248.9

(1)	As of December 31, 2016.

(2)	Debt represents 100% debt balance against properties as of December 31, 2016.

(3)	Foreign exchange rates are €0.95 = $1 USD, related to NOI and debt.
(4) Ownership figures are presented on a weighted-average basis based on the Company’s investment account in each investment. Ownership in investments held by KWE is based on the Company’s 23.6% ownership interest in KWE as of December 31, 2016.

Kennedy-Wilson Holdings, Inc.
KWE Investment Summary
(Unaudited)
(Dollars in millions, except share information)
As of December 31, 2016, Kennedy Wilson owns 23.6% of the outstanding share capital of Kennedy Wilson Europe (LSE:KWE). Additionally, a wholly-owned subsidiary of Kennedy Wilson acts as the investment manager of KWE, whereby it earns an annual management fee and rights to potential incentive fees. Below is a summary of Kennedy Wilson's stock investment in KWE and the operating metrics of the underlying KWE investments.

	Shares (million)	Price per Share	Market Value(1)	KWH Investment Account	Dividend Yield (2)
KWE Stock Position (December 31, 2016)	29.8	$11.83	$352.3	$445.3	5.0%
(1) Foreign exchange rate is £0.81 = $1 USD. The closing share price of KWE on December 31, 2016 was £9.59.
(2) Dividend yield is annualized based upon the quarterly dividend of 12 pence per share and the closing share price of KWE.

(Market capitalization shown in millions)
Market Data	December 31, 2016
Common stock price per share (1)	$11.83
Basic shares outstanding	126,133,407
Market Capitalization	$1,492.2
(1) Foreign exchange rate is £0.81 = $1 USD. The share price of KWE on December 31, 2016 was £9.59.

KWE
Portfolio Statistics as of December 31, 2016

Asset Mix	Annualized NOI (1) (2)%
Real Estate Assets	$198	96%
Loan Portfolios	9	4%
Total	$207	100%

Geography	Annualized NOI (1) (2)%
United Kingdom	$131	63%
Ireland	50	24%
Spain	12	6%
Italy	14	7%
Total	$207	100%
(1) Please see “common definitions” for a definition of estimated annualized NOI and a description of its limitations. Estimated foreign exchange rate is £0.81 = $1 USD.
(2) Represents NOI as of December 31, 2016 on an annualized basis and as reported by KWE. Annualized net operating income is not an indicator of the actual net operating income that the Company will or expects to realize in any period.

Kennedy-Wilson Holdings, Inc.
Key Development and Re-development Initiatives (excluding KWE)
(Unaudited, Dollars in millions)

This section includes developments or redevelopments that the Company is undergoing or considering, and excludes investments held by KWE. The scope of these projects may change. There is no certainty that the Company will develop or redevelop any or all of these potential projects. Information as of December 31, 2016.

					If Completed
Location	Type	Investment	Description	Status	Est. Completion Date (1)	Commercial Sq. Ft.	MF Units	Residential Units/Lots/Hotel Rooms	Total Capitalization	KW Est. Cash to Complete (2)	Investment Account	KW Ownership
Ireland	Multifamily and Commercial	Capital Dock	Prime waterfront five-acre development totaling 690k sq. ft. adjacent to State Street building in Silicon Docks section of Dublin	Basement and building structures under development	2017-2018	451,000	190	—	$248.2	$68.2	$43.5	43%
Ireland	Multifamily	Clancy Quay	Additional development within existing 423-unit apartment community. Phase 2 is expected to consist of 163 units, phase 3 is expected to consist of 254 units and 6k sq. ft. of commercial space	Phase 2: 46 units delivered during 3Q. 34 units delivered in Q4, and the remainder in 2017 Phase 3: In design	2017-2019	6,000	417	—	109.2	31.5	12.3	50%
WA, CA, and NV	Multifamily	Vintage Housing Holdings	Five tax-credit development sites in greater Seattle and Reno. One market rate development in Santa Rosa	One project placed in service in 01/17, one project 78% pre-leased. Four under construction.	2017-2019	—	1,242	—	246.3	8.1	1.1	49%
HI	Hotel	Kona Village Resort	Restoration of iconic 125 vacation bungalow resort on 81.4 acres including restaurants, pools, fitness center and spa	General clean-up work has started. In design and entitlement phase.	2020	—	—	125	150.0	55.0	64.6	50%
Ireland	Commercial	Kildare	Incorporate multiple lots into modern class-A office and retail scheme with 85k sq. ft. of space in Dublin	Site assembly	2020	85,000	—	—	61.9	61.9	8.5	100%
HI	Residential	Kohanaiki	450-acre project on Kona Coast. Includes 67k sq. ft. clubhouse	Clubhouse completed in December 2016. Selling homes/lots. Near peak equity for KW.	NA	—	—	400	494	5.6	55.4	13%
Total						542,000	1,849	525	$1,309.6	$230.3	$185.4
(1) The actual completion date for projects is subject to several factors, many of which are not within our control. Accordingly, the projects identified may not be completed when expected, or at all.

(2)
Figures shown in this column are an estimate of KW's remaining cash commitment to develop to completion or to complete the entitlement process, as applicable, as of December 31, 2016. These figures are budgeted costs and assume potential project-level debt financing. Total remaining costs may be financed with third-party cash contributions, proceeds from projected sales, and/or debt financing. These figures are budgeted costs and are subject to change. There is no guarantee that the Company will be able to secure the project-level debt financing that is assumed in the figures above.  If the Company is unable to secure such financing, the amount of capital that the Company will have to invest to complete the projects above may significantly increase.

Kennedy-Wilson Holdings, Inc.
Investment Management and Real Estate Services Platform
(Unaudited, Dollars in millions)

Kennedy Wilson's investment management and real estate services platform offers a comprehensive line of real estate services for the full lifecycle of real estate ownership. Kennedy Wilson has approximately $17 billion in IMRES AUM (1) and 59 million square feet under management.

Below are other key statistics related to our platform:

Adjusted Fees
	4Q		Full Year
	2016	2015	2016	2015
Investment management, property services and research fees	$12.7	$22.3	$59.4	$69.3
Non-GAAP adjustments:
Add back:
Fees eliminated in consolidation(1)	6.6	38.6	36.9	75.0
KW share of fees in unconsolidated service businesses (2)	3.3	3.3	12.6	13.9
Adjusted Fees	$22.6	$64.2	$108.9	$158.2
(1) The three months ended December 31, 2016 and 2015 includes $4.6 million and $30.8 million, respectively, and the year ended December 31, 2016 and 2015 includes $23.1 million and $57.7 million, respectively, of fees recognized in net (income) loss attributable to noncontrolling interests relating to portion of fees paid by noncontrolling interest holders in KWE and equity partner investments.
(2) Included in income from unconsolidated investments relating to the Company's investment in a servicing platform in Spain.

Adjusted Fees - Detail
	4Q		Full Year
Fee Description	2016	2015	2016	2015
Investment Management - Base	$9.0	$10.6	$41.1	$44.0
Investment Management - Performance	2.4	39.9	19.8	62.5
Investment Management - Acquisition / Disposition	—	0.3	0.3	3.2
Property Services and Research	11.2	13.4	47.7	48.5
Total Adjusted Fees	$22.6	$64.2	$108.9	$158.2

Investment Management and Real Estate Services
	Investment Management	Property Services & Research	Total
4Q 2016 Adjusted Fees (1)	$11.4 million	$11.2 million	$22.6 million
4Q 2016 Adjusted EBITDA (1) (2))	$9.3 million	$0.9 million	$10.2 million
Description	$4.9 billion in total Invested Capital (3)

(1) As defined in "Common Definitions" section of the earnings release.
(2) See reconciliation of Adjusted EBITDA on page 32.
(2) Represents total investment level equity on which we earn fee income, of which $2.1 billion relates to Kennedy Wilson.

Kennedy-Wilson Holdings, Inc.
Investment Account - 2016
(Unaudited)
(Dollars in millions)

December 31, 2016
Real estate and acquired in-place lease values, gross of accumulated depreciation and amortization of $374.3	$6,188.5
Loan purchases and originations	87.7
Investment debt	(3,956.1)
Cash held by consolidated investments	625.5
Unconsolidated investments(1), gross of accumulated depreciation and amortization of $52.3	596.5
Net hedge liability	(47.0)
Other(2)	51.0
Consolidated investment account	3,546.1
Less:
Noncontrolling interest on investments, gross of accumulated depreciation and amortization of $168.3	(1,463.4)
Investment account	$2,082.7
(1) Excludes $15.9 million related to our investment in a real estate and asset management servicing platform in Spain.
(2) Includes the Company's marketable securities, which are part of other assets as well as net other assets of consolidated investments.

Investment Account Detail at December 31, 2016 (1)	Multifamily	Commercial	Loans Secured by Real Estate	Residential and Other	Hotel	Total
Western U.S.	$562.9	$310.7	$12.4	$247.8	$92.3	$1,226.1
United Kingdom	5.7	66.1	—	—	—	71.8
Ireland	67.1	63.1	—	—	79.6	209.8
Japan	6.1	—	—	—	—	6.1
Cash, marketable securities, and net hedge liability						123.6
Total excluding KWE	$641.8	$439.9	$12.4	$247.8	$171.9	$1,637.4
KWE:
United Kingdom	$8.8	$176.7	$4.6	$—	$4.2	$194.3
Ireland	15.0	64.9	2.1	—	3.7	85.7
Spain	—	28.6	—	1.1	—	29.7
Italy	—	18.4	—	—	—	18.4
Cash and net hedge liability(2)						117.2
Total KWE	$23.8	$288.6	$6.7	$1.1	$7.9	$445.3
Grand Total	$665.6	$728.5	$19.1	$248.9	$179.8	$2,082.7

(1) The figures in the investment account detail above include investments that were made and are directly held by KWE based on our 23.6% ownership interest in KWE as of December 31, 2016.
(2) Consists of $133.0 million of KW's share of cash and $(15.8) million of KW's share of hedges. KW's share of KWE's unsecured debt has been allocated to unencumbered KWE investments.

Kennedy-Wilson Holdings, Inc.
Investment Account - 2015
(Unaudited)
(Dollars in millions)

December 31, 2015
Real estate and acquired in-place lease values, gross of accumulated depreciation and amortization of $248.5	$6,046.0
Loan purchases and originations	299.7
Investment debt	(3,627.5)
Cash held by consolidated investments	549.0
Unconsolidated investments(1), gross of accumulated depreciation and amortization of $55.8	487.8
Net hedge asset	15.2
Other(2)	19.9
Consolidated investment account	3,790.1
Less:
Noncontrolling interest on investments, gross of accumulated depreciation and amortization of $116.5	(1,847.8)
Investment account	$1,942.3
(1) Excludes $12.9 million related to our investment in a real estate and asset management servicing platform in Spain.
(2) Includes the Company's marketable securities, which are part of other assets as well as net other assets of consolidated investments.

Investment Account Detail at December 31, 2015 (1)	Multifamily	Commercial	Loans Secured by Real Estate	Residential and Other	Hotel	Total
Western U.S.	$515.4	$270.6	$66.4	$269.9	$34.7	$1,157.0
United Kingdom	11.2	83.8	0.6	1.8	—	97.4
Ireland	41.0	32.3	—	31.8	72.4	177.5
Japan	5.8	4.2	—	0.3	—	10.3
Cash and net hedge asset						68.2
Total excluding KWE	$573.4	$390.9	$67.0	$303.8	$107.1	$1,510.4
KWE:
United Kingdom	$9.9	$221.6	$34.4	$8.4	$7.7	$282.0
Ireland	9.8	52.4	3.5	6.0	4.4	76.1
Spain	—	7.3	—	2.6	—	9.9
Italy	—	8.7	—	—	—	8.7
Cash and net hedge asset(2)						55.2
Total KWE	$19.7	$290.0	$37.9	$17.0	$12.1	$431.9
Grand Total	$593.1	$680.9	$104.9	$320.8	$119.2	$1,942.3

(1) The figures in the investment account detail above include investments that were made and are directly held by KWE based on our 18.2% ownership interest in KWE as of December 31, 2015.
(2) Consists of $55.3 million of KW's share of cash and $(0.1) million of KW's share of hedges. KW's share of KWE's unsecured debt has been allocated to unencumbered KWE investments.

Kennedy-Wilson Holdings, Inc.
All-Property Multifamily and Commercial Investment Summary By Ownership
(Unaudited, Dollars in millions)

The following summarizes Kennedy Wilson's income-producing multifamily and commercial portfolio by ownership category. Excluded below are KWE, hotels, commercial - unstabilized, development, loans, and residential and other investments.

Multifamily
	December 31, 2016						December 31, 2015
KW Ownership Category	Units	Occupancy	KW Share of Est. Annualized NOI (1)	KW Share of Debt (2)	Ownership (3)	NOI Growth	Units	Occupancy	KW Share of Est. Annualized NOI (1)	KW Share of Debt (2)	Ownership (3)
~100% Owned	8,787	93.4%	$99.8	$1,105.0	98.5%	30.8%	7,460	94.3%	$76.3	$827.4	98.3%
~50% owned	8,799	95.5%	36.5	395.3	45.9%	(15.7)%	9,698	95.3%	43.3	428.5	49.7%
Minority-owned	7,540	92.6%	10.8	144.0	13.0%	120.4%	6,697	93.6%	4.9	57.1	6.9%
Total	25,126	93.9%	$147.1	$1,644.3	56.6%	18.2%	23,855	94.5%	$124.5	$1,313.0	52.8%

Commercial
	December 31, 2016						December 31, 2015
KW Ownership Category	Rentable Sq. Ft.	Occupancy	KW Share of Est. Annualized NOI (1)	KW Share of Debt (2)	Ownership (3)	NOI Growth	Rentable Sq. Ft.	Occupancy	KW Share of Est. Annualized NOI (1)	KW Share of Debt (2)	Ownership (3)
~100% Owned	1.8	98.1%	$27.6	$230.4	97.2%	23.2%	1.8	94.3%	$22.4	$196.0	93.6%
~50% owned	1.1	95.0%	11.5	105.2	50.4%	(0.9)%	1.0	91.3%	11.6	105.6	50.5%
Minority-owned	2.6	95.8%	7.1	52.7	15.5%	(39.8)%	3.7	88.3%	11.8	90.7	22.1%
Total	5.5	96.4%	$46.2	$388.3	49.6%	0.9%	6.5	90.4%	$45.8	$392.3	45.7%

(1)	Please see “common definitions” for a definition of estimated annualized NOI and a description of its limitations.

(2)	Debt represents 100% debt balance against properties.

(3)	Weighted average ownership figures based on the Company’s share of NOI and are presented on a pre-promote basis.

Kennedy-Wilson Holdings, Inc.
Multifamily Same Property Analysis
(Unaudited, Dollars in millions)

Multifamily

Same Property Analysis By Region (including KWE) - Kennedy Wilson's Pro-Rata Share
The Same Property analysis below reflects Kennedy Wilson's ownership in each underlying property and is shown to provide greater clarity of the impact of the Same Property(1) changes to Kennedy Wilson.

Three Months Ended December 31,	Same Property Units	Average % Leased			Total Revenues			Net Operating Income
2016 vs. 2015	2016	2016	2015	% Change	2016	2015	% Change	2016	2015	% Change

Market Rate Portfolio
Region:
Western U.S.	12,942	92.9%	93.9%	(1.0)%	$39.0	$35.9	8.8%	$25.3	$22.9	10.6%
Ireland	1,134	97.1	97.0	0.2%	2.7	2.6	6.1%	2.1	2.0	8.8%
Japan	2,410	93.5	93.9	(0.4)%	0.3	0.3	(0.1)%	0.2	0.2	0.9%
Total	16,486	93.1%	94.0%	(1.0)%	$42.0	$38.8	8.6%	$27.6	$25.1	10.3%

Affordable Portfolio
Western U.S.	5,372	96.6%	96.2%	0.4%	$5.9	$5.7	3.5%	$3.9	$3.7	4.6%

Year Ended December 31,	Same Property Units	Average % Leased			Total Revenues			Net Operating Income
2016 vs. 2015	2016	2016	2015	% Change	2016	2015	% Change	2016	2015	% Change
Region:
Western U.S.	11,498	93.8%	94.2%	(0.5)%	$145.8	$132.7	9.9%	$96.3	$85.9	12.1%
Ireland	1,134	97.7	95.9	1.9%	10.7	9.7	10.3%	8.4	7.4	13.4%
Japan	2,410	94.2	95.3	(1.2)%	1.3	1.3	(0.7)%	1.0	1.0	(2.0)%
Total	15,042	94.0%	94.4%	(0.4)%	$157.8	$143.7	9.8%	$105.7	$94.3	12.1%
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.
(1) As defined in "Common definitions" section of the earnings release.

Kennedy-Wilson Holdings, Inc.
Commercial Same Property Analysis
(Unaudited, Dollars in millions)

Commercial

Same Property Analysis By Region (including KWE) - Kennedy Wilson's Pro-Rata Share
The Same Property analysis below reflects Kennedy Wilson's ownership in each underlying property and is shown to provide greater clarity of the impact of the Same Property(1) changes to Kennedy Wilson.

Three Months Ended December 31,	Same Property Square Feet	Average % Occupancy			Total Revenues			Net Operating Income
2016 vs. 2015	2016	2016	2015	% Change	2016	2015	% Change	2016	2015	% Change

Region:
Western U.S.	2.4	95.1%	92.0%	3.3%	$7.0	$6.4	9.5%	$5.6	$4.9	12.7%
United Kingdom	7.3	97.3	96.7	0.7	7.7	7.4	4.2	7.2	7.0	2.9
Ireland	1.2	99.4	99.1	0.2	2.5	2.5	1.0	2.5	2.5	1.0
Spain	0.5	97.6	98.7	(1.1)	0.3	0.3	(6.3)	0.3	0.3	(3.6)
Total	11.4	96.6%	95.0%	1.7%	$17.5	$16.6	5.5%	$15.6	$14.7	5.7%

Year Ended December 31,	Same Property Square Feet	Average % Occupancy			Total Revenues			Net Operating Income
2016 vs. 2015	2016	2016	2015	% Change	2016	2015	% Change	2016	2015	% Change

Region:
Western U.S.	1.8	95.0%	92.7%	2.5%	$25.1	$22.8	9.8%	$19.7	$17.4	13.1%
United Kingdom	4.1	96.8	96.0	0.8	17.8	17.6	1.2	16.2	16.2	0.3
Ireland	1.1	99.1	99.2	(0.1)	10.3	10.2	0.8	10.1	10.0	1.1
Total	7.0	96.1%	94.6%	1.5%	$53.2	$50.6	5.0%	$46.0	$43.6	5.6%
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.
(1) As defined in "Common definitions" section of the earnings release.

Kennedy-Wilson Holdings, Inc.
Investment Transactions
(Unaudited)
(Dollars in millions)
Listed below is additional detailed information about the acquisitions and dispositions completed during the three months and year ended December 31, 2016 by Kennedy Wilson and its equity partners, including KWE:

	100%		Kennedy Wilson's Share
($ in millions)	Aggregate Purchase / Sale Price	Cap Rate (1)	Pro-Rata Purchase/Sale Price	KW Cap Rate (1)	KW Ownership (2)	KW Equity Multiple (3)	KW Cash Profit Over Investment Life (4)
4Q - 2016
Acquisitions - KW (excluding KWE)	$326.8	5.7%	$158.8	4.8%	48.6%
Acquisitions - KWE	14.5	8.7%	3.4	8.6%	23.6%
Total	341.3	5.9%	$162.2	4.9%	47.5%

Dispositions - KW (excluding KWE)	323.2	5.1%	214.0	5.1%	66.2%	2.2x	$58.3
Dispositions - KWE	185.0	5.4%	43.7	5.4%	23.6%
Total	$508.2	5.2%	$257.7	5.2%	50.7%

FY - 2016
Acquisitions - KW (excluding KWE)	$1,128.3	5.7%	558.3	5.3%	49.5%
Acquisitions - KWE	264.5	7.0%	62.4	7.0%	23.6%
Total	1,392.8	5.9%	$620.7	5.4%	44.6%

Dispositions - KW (excluding KWE)	1,180.7	4.7%	410.4	4.8%	34.8%	2.2x	$115.3
Dispositions - KWE	514.2	5.8%	121.3	5.8%	23.6%
Total	$1,694.9	5.1%	$531.7	5.1%	31.4%
(1) For acquisitions and dispositions by KW, the Cap Rate and KW Cap Rate include only income-producing properties. For the three months ended December 31, 2016, there were $2.1 million of acquisitions and $81.1 million of dispositions of non-income producing assets. For the year ended December 31, 2016, there were $75.9 million of acquisitions and $271.4 million of dispositions of non-income producing assets. For acquisitions and dispositions by KWE, the cap rate is reported by KWE. Please see "common definitions" for a definition of cap rate and KW cap rate and a description of their limitations.
(2) Kennedy Wilson's ownership is shown on a weighted-average basis based upon the aggregate purchase/sale price of each investment and Kennedy Wilson's ownership in each investment at the time of acquisition/disposition. Kennedy Wilson ownership of KWE investment transactions is based upon Kennedy Wilson's 23.6% ownership of KWE as of December 31, 2016.

(3)	Please see "common definitions" for a definition of equity multiple and a description of its limitations.

(4)	Excludes sale of non-income producing investments, of which Kennedy Wilson's share totaled $68.4 million and $118.8 million for the three months and year ended December 31, 2016, respectively.

Kennedy-Wilson Holdings, Inc.
Adjusted EBITDA by Segment
(Unaudited)
(Dollars in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Investments
Net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$68.8	$55.5	$156.3	$202.2
Add back (less) (Kennedy Wilson's Share):
Interest expense - investment	22.9	22.7	91.6	83.9
Depreciation and amortization	30.9	26.9	117.0	99.9
(Benefit from) provision for income taxes	(5.8)	20.8	(7.1)	—
Fees eliminated in consolidation	(6.6)	(38.6)	(36.9)	(75.0)
Adjusted EBITDA	$110.2	$87.3	$320.9	$311.0

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Investment Management and Real Estate Services
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$2.5	$(2.9)	$8.3	$3.8
Add back (less) (Kennedy Wilson's Share):
Interest expense	0.2	0.5	0.9	1.1
Depreciation and amortization	0.9	0.7	3.6	2.9
Fees eliminated in consolidation	6.6	38.6	36.9	75.0
Adjusted EBITDA	$10.2	$36.9	$49.7	$82.8

	Three Months Ended		Year Ended
	December 31,		December 31,
Corporate	2016	2015	2016	2015
Net (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(56.9)	$(24.1)	$(161.8)	$(134.9)
Add back (less) (Kennedy Wilson's Share):
Interest expense — corporate	15.4	11.4	54.2	46.9
Early extinguishment of corporate debt	—	1.0	—	1.0
Provision for (benefit from) income taxes	19.5	(2.5)	19.0	30.0
Share-based compensation	17.3	11.2	65.1	30.8
Preferred dividends and accretion of stock costs	1.2	0.5	2.8	3.6
Adjusted EBITDA	$(3.5)	$(2.5)	$(20.7)	$(22.6)

NON-GAAP PRO RATA FINANCIAL INFORMATION

The following non-GAAP Pro-rata information is not intended to be a presentation in accordance with GAAP. The Pro-rata financial information reflects our proportionate economic ownership of each asset in our portfolio that we do not wholly own. The amounts in the column labeled “KW Share of Unconsolidated Investments” were derived on a property-by-property basis by applying to each financial statement line item the ownership percentage interest used to arrive at our share of net income or loss during the period when applying the equity method of accounting to each of our unconsolidated joint ventures. A similar calculation was performed for the amounts in the column labeled “Noncontrolling Interests,” which represents the share of consolidated assets attributable to noncontrolling interests.

We do not control the unconsolidated investments and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated investments generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the unconsolidated investments and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages. We provide this information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated investments when read in conjunction with the Company’s reported results under GAAP.

The presentation of Pro-rata financial information has limitations as an analytical tool. Some of these limitations include:

• The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

• Other companies in our industry may calculate their pro rata interest differently than we do, which limits the usefulness of the amount in our pro rata financial statements as a comparative measure.

Because of these limitations, the pro rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under U.S. GAAP. We compensate for these limitations by relying primarily on our U.S. GAAP results and using the Pro-rata financial information only supplementally.

Kennedy-Wilson Holdings, Inc.
Non-GAAP Pro-rata Financial Information (1)
(Unaudited, Dollars in millions)

	December 31, 2016		December 31, 2015
	Non-GAAP	Non-GAAP	Non-GAAP	Non-GAAP
	Noncontrolling Interests (2)	KW Share of Unconsolidated Investments (3)	Noncontrolling Interests (2)	KW Share of Unconsolidated Investments (3)
Assets
Cash and cash equivalents	$—	$—	$—	$—
Cash held by consolidated and unconsolidated investments	(442.5)	55.9	(409.4)	16.8
Accounts receivable	(20.5)	1.6	(15.3)	2.0
Real estate and acquired in place lease values, net of accumulated depreciation and amortization (1)	(2,664.3)	1,013.2	(3,093.0)	970.7
Loan purchases and originations	(57.5)	—	(201.0)	—
Unconsolidated investments	—	(560.1)	(0.7)	(444.2)
Other assets	(167.1)	111.6	(189.5)	56.1
Total assets	$(3,351.9)	$622.2	$(3,908.9)	$601.4

Liabilities
Accounts payable	$(5.4)	$—	$(14.5)	$—
Accrued expenses and other liabilities	(257.3)	41.2	(247.8)	21.6
Investment debt	(1,794.1)	581.0	(1,915.3)	579.8
Total liabilities	(2,056.8)	622.2	(2,177.6)	601.4
Equity
Total Kennedy-Wilson Holdings, Inc. shareholders’ equity	—	—	—	—
Noncontrolling interests	(1,295.1)	—	(1,731.3)	—
Total equity	(1,295.1)	—	(1,731.3)	—
Total liabilities and equity	$(3,351.9)	$622.2	$(3,908.9)	$601.4

(1) Includes Kennedy Wilson's total share of accumulated depreciation and amortization of $168.3 million and $67.3 million relating to noncontrolling interests and unconsolidated investments, respectively as of December 31, 2016 and December 31, 2015 and $116.7 million and $68.6 million relating to noncontrolling interests and unconsolidated investments, respectively as of December 31, 2016 and December 31, 2015.
(2) Represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
(3) Represents Kennedy Wilson's pro-rata share of unconsolidated joint-ventures.

Kennedy-Wilson Holdings, Inc.
Non-GAAP Pro-rata Financial Information
(Unaudited, Dollars in millions)

	4Q - 2016		4Q - 2015
	Non-GAAP	Non-GAAP	Non-GAAP	Non-GAAP
	Noncontrolling Interests (1)	KW Share of Unconsolidated Investments (2)	Noncontrolling Interests (1)	KW Share of Unconsolidated Investments (2)
Revenue
Rental	$(54.2)	$22.4	$(53.9)	$25.9
Hotel	(9.6)	—	(10.3)	—
Sale of real estate	(9.7)	12.1	—	56.3
Investment management, property services and research fees	6.6	3.1	38.6	3.3
Loan purchases, loan originations and other	(2.4)	—	(4.8)	—
Total revenue	(69.3)	37.6	(30.4)	85.5
Operating expenses
Rental operating	(12.7)	10.0	(11.3)	11.8
Hotel operating	(9.0)	—	(9.3)	—
Cost of real estate sold	(7.0)	9.6	—	44.1
Commission and marketing	—	—	—	—
Compensation and related	(0.1)	0.2	(0.1)	0.2
General and administrative	(2.2)	1.0	(2.8)	1.5
Depreciation and amortization	(23.9)	4.8	(24.7)	5.6
Total operating expenses	(54.9)	25.6	(48.2)	63.2
Income from unconsolidated investments, net of depreciation and amortization	(0.5)	(66.8)	(0.6)	(52.7)
Operating income	(14.9)	(54.8)	17.2	(30.4)
Non-operating income (expense)
Gain on sale of real estate	(27.7)	38.2	(22.2)	31.6
Acquisition-related gains	—	—	(10.2)	—
Acquisition-related expenses	(0.1)	—	6.6	—
Interest expense-investment	15.8	(4.4)	15.1	(7.4)
Interest expense-corporate	—	—	—	—
Other income/expense	(0.9)	(1.0)	(8.4)	(0.5)
Fair Value/Other Adjustments	—	22.0	—	6.7
Income before provision for income taxes	(27.8)	—	(1.9)	—
Provision for income taxes	(1.8)	—	2.6	—
Net income (loss)	(29.6)	—	0.7	—
Net loss (income) attributable to noncontrolling interests	29.6	—	(0.7)	—
Preferred stock dividends and accretion of issuance costs	—	—	—	—
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$—	$—	$—	$—
(1) Represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
(2) Represents Kennedy Wilson's pro-rata share of unconsolidated joint-ventures.

Kennedy-Wilson Holdings, Inc.
Non-GAAP Pro-rata Financial Information
(Unaudited, Dollars in millions)

	Year ended December 31, 2016		Year ended December 31, 2015
	Non-GAAP	Non-GAAP	Non-GAAP	Non-GAAP
	Noncontrolling Interests (1)	KW Share of Unconsolidated Investments (2)	Noncontrolling Interests (1)	KW Share of Unconsolidated Investments (2)
Revenue
Rental	$(228.3)	$91.0	$(205.1)	$102.5
Hotel	(42.3)	—	(42.8)	—
Sale of real estate	(12.0)	48.8	(1.8)	71.2
Investment management, property services and research fees	36.9	12.5	75.0	13.9
Loan purchases, loan originations and other	(9.0)	(0.5)	(15.2)	3.1
Total revenue	(254.7)	151.8	(189.9)	190.7
Operating expenses
Rental operating	(51.3)	39.9	(44.6)	44.1
Hotel operating	(38.3)	—	(37.6)	—
Cost of real estate sold	(8.7)	38.8	(1.3)	53.3
Commission and marketing	—	—	—	—
Compensation and related	(0.7)	0.9	(1.0)	1.0
General and administrative	(8.7)	3.6	(8.7)	5.3
Depreciation and amortization	(98.4)	20.8	(91.5)	28.0
Total operating expenses	(206.1)	104.0	(184.7)	131.7
Income from unconsolidated investments, net of depreciation and amortization	(2.2)	(124.4)	0.5	(97.9)
Operating income	(50.8)	(76.6)	(4.7)	(38.9)
Non-operating income (expense)
Gain on sale of real estate	(79.5)	59.6	(42.5)	40.8
Acquisition-related gains	(1.9)	0.4	(21.5)	—
Acquisition-related expenses	5.4	—	28.8	—
Interest expense-investment	67.9	(22.9)	51.9	(28.0)
Interest expense-corporate	—	—	—	—
Other income/expense	(14.1)	(5.1)	(19.8)	(5.2)
Fair Value/Other Adjustments	—	44.6	—	31.3
Income before provision for income taxes	(73.0)	—	(7.8)	—
Provision for income taxes	2.1	—	23.5	—
Net income (loss)	(70.9)	—	15.7	—
Net loss (income) attributable to noncontrolling interests	70.9	—	(15.7)	—
Preferred stock dividends and accretion of issuance costs	—	—	—	—
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$—	$—	$—	$—
(1) Represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
(2) Represents Kennedy Wilson's pro-rata share of unconsolidated joint-ventures.

Kennedy-Wilson Holdings, Inc.
Debt Schedule
(Unaudited, Dollars in millions)

	Investment Level			Corporate		Total KW Share
Maturity	Consolidated (Excluding KWE) (1)	Consolidated KWE (1)	Unconsolidated Debt	Unsecured Debt
2017(2)	$81.9	$0.8	$192.4	$—		$171.4
2018	114.7	57.4	313.7	—		205.2
2019	117.8	464.4	216.3	—		254.2
2020	147.4	88.6	565.5	—		222.4
2021	98.6	4.2	107.6	—		99.8
2022	16.1	623.1	44.2	—		168.5
2023	224.5	206.1	224.7	—		288.2
2024	177.1	6.9	1.8	900.0	(3)	1,037.7
2025	496.5	586.5	1.9	—		539.4
2026	387.3	7.4	166.0	—		427.9
Thereafter	31.2	41.6	420.9	55.0	(3)	99.5
Total	$1,893.1	$2,087.0	$2,255.0	$955.0		$3,514.2

Cash	$61.8	$563.7	$77.5	$260.2		$499.1
Net Debt	$1,831.3	$1,523.3	$2,177.5	$694.8		$3,015.1
(1) Excludes $24.9 million of unamortized loan fees of and unamortized net premium of $0.9 million, as of December 31, 2016.
(2) Subsequent to 4Q-2016, the Company had satisfied $66.8 million of 2017 debt maturities through refinancings, sales, or pending contract to sell.
(3) Represents principal balance of senior notes.

Weighted average interest rate (KW Share): 4.2% per annum

Weighted average remaining maturity in years (KW Share): 6.8 years

Kennedy Wilson has exposure to fixed and floating rate debt through its corporate debt along with debt encumbering its consolidated properties and its joint venture investments. The table below details Kennedy Wilson's total consolidated and unconsolidated debt by interest rate type.

(Dollars in millions)	Fixed Rate Debt	Floating with Interest Rate Caps	Floating without Interest Rate Caps	Total Debt (1)	Total KW Share of Debt
Investment Level Debt (ex. KWE)	$2,632.0	$701.6	$814.5	$4,148.1	$2,066.7
KW Corporate Debt	955.0	—	—	955.0	955.0
KWE Debt	1,483.1	393.4	210.5	2,087.0	492.5
Total	$5,070.1	$1,095.0	$1,025.0	$7,190.1	$3,514.2
% of Total Debt	71%	15%	14%	100%
(1) Represents $3,980.1 million of consolidated investment level debt and $2,255.0 million of unconsolidated investment level debt. Approximately 99% of such investment level debt is non-recourse to the Company.

APPENDIX

Kennedy-Wilson Holdings, Inc.
Appendix
(Unaudited, Dollars in millions)

Multifamily Same Property Analysis By Region (including KWE) - Kennedy Wilson's Proportional Share
The same property analysis below compares the average percentage leased, total revenues and net operating income for properties in which Kennedy Wilson had an ownership interest during the entire span of both periods being compared (1). The table directly below depicts the current methodology the Company uses to present the same property analysis.

Three Months Ended December 31,	Same Property Units	Average % Leased			Total Revenues			Net Operating Income
2016 vs. 2015	2016	2016	2015	% Change	2016	2015	% Change	2016	2015	% Change
Market Rate Portfolio
Region:
Western U.S.	12,942	92.9%	93.9%	(1.0)%	$39.0	$35.9	8.8%	$25.3	$22.9	10.6%
Ireland	1,134	97.1	97.0	0.2%	2.7	2.6	6.1%	2.1	2.0	8.8%
Japan	2,410	93.5	93.9	(0.4)%	0.3	0.3	(0.1)%	0.2	0.2	0.9%
Total	16,486	93.1%	94.0%	(1.0)%	$42.0	$38.8	8.6%	$27.6	$25.1	10.3%

Affordable Portfolio
Western U.S.	5,372	96.6%	96.2%	0.4%	$5.9	$5.7	3.5%	$3.9	$3.7	4.6%

Three Months Ended September 30,	Same Property Units	Average % Leased			Total Revenues			Net Operating Income
2016 vs. 2015	2016	2016	2015	% Change	2016	2015	% Change	2016	2015	% Change
Market Rate Portfolio
Region:
Western U.S.	12,589	93.5%	94.0%	(0.5)%	$40.3	$36.7	9.8%	$27.0	$23.8	13.1%
Japan	2,410	94.5	95.7	(1.3)%	0.4	0.4	(1.5)%	0.3	0.3	(3.4)%
Ireland	1,134	96.6	96.5	—%	2.8	2.6	8.2%	2.2	2.0	9.1%
Total	16,133	93.7%	94.1%	(0.5)%	$43.5	$39.7	9.6%	$29.5	$26.1	12.6%

Affordable Portfolio
Western U.S.	5,372	96.7%	97.9%	(1.3)%	$6.6	$6.5	2.3%	$4.4	$4.1	6.2%

Three Months Ended June 30,	Same Property Units	Average % Leased			Total Revenues			Net Operating Income
2016 vs. 2015	2015	2016	2015	% Change	2016	2015	% Change	2016	2015	% Change
Region:
Western U.S.	13,461	94.5%	94.6%	(0.1)%	$39.7	$36.0	10.4%	$26.7	$23.5	13.4%
Japan	2,410	95.0	95.3	(0.3)%	0.4	0.4	(0.3)%	0.3	0.3	(2.0)%
Ireland	1,134	98.4	95.0	3.6%	2.8	2.5	11.2%	2.2	1.9	15.0%
Total	17,005	94.7%	94.6%	0.1%	$42.9	$38.9	10.3%	$29.2	$25.7	13.3%

Three Months Ended March 30,	Same Property Units	Average % Leased			Total Revenues			Net Operating Income
2016 vs. 2015	2016	2016	2015	% Change	2016	2015	% Change	2016	2015	% Change
Region:
Western U.S.	13,316	94.1%	94.4%	(0.3)%	$38.5	$34.9	10.1%	$25.6	$22.9	12.0%
Japan	2,410	95.0	96.5	(1.6)%	0.3	0.3	(0.9)%	0.3	0.3	(3.3)%
Ireland	1,134	98.4	97.6	0.8%	2.8	2.5	11.9%	2.2	1.8	20.9%
Total	16,860	94.3%	94.6%	(0.3)%	$41.6	$37.7	10.1%	$28.1	$25.0	12.5%
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.

(1) “Same property” refers to properties in which Kennedy Wilson has an ownership interest during the entire span of both periods being compared.  The information presented is shown on a cash basis and may exclude certain one-time non-recurring expenses. This analysis excludes properties that are either under development or undergoing lease up as part of our asset management strategy.

Kennedy-Wilson Holdings, Inc.
Appendix (continued)
(Unaudited)
(Dollars in millions)
Commercial Same Property Analysis By Region (including KWE) - Kennedy Wilson's Proportional Share
The same property analysis below compares the average percentage leased, total revenues and net operating income for properties in which Kennedy Wilson had an ownership interest during the entire span of both periods being compared (1). The table directly below depicts the current methodology the Company uses to present the same property analysis.

Three Months Ended December 31,	Same Property Square Feet	Average % Occupancy			Total Revenues			Net Operating Income
2016 vs. 2015	2016	2016	2015	% Change	2016	2015	% Change	2016	2015	% Change

Region:
Western U.S.	2.4	95.1%	92.0%	3.3%	$7.0	$6.4	9.5%	$5.6	$4.9	12.7%
United Kingdom	7.3	97.3	96.7	0.7	7.7	7.4	4.2	7.2	7.0	2.9
Ireland	1.2	99.4	99.1	0.2	2.5	2.5	1.0	2.5	2.5	1.0
Spain	0.5	97.6	98.7	(1.1)	0.3	0.3	(6.3)	0.3	0.3	(3.6)
Total	11.4	96.6%	95.0%	1.7%	$17.5	$16.6	5.5%	$15.6	$14.7	5.7%

Three Months Ended September 30,	Same Property Square Feet	Average % Occupancy			Total Revenues			Net Operating Income
2016 vs. 2015	2016	2016	2015	% Change	2016	2015	% Change	2016	2015	% Change

Region:
Western U.S.	2.5	94.9%	93.5%	1.5%	$9.3	$8.6	7.7%	$6.3	$5.8	7.4%
United Kingdom	7.9	96.0	95.0	1.0	7.5	7.5	(0.6)	7.0	7.0	(0.2)
Ireland	1.2	99.4	99.2	0.2	2.7	2.7	0.3	2.6	2.6	2.2
Total	11.6	95.7%	94.6%	1.2%	$19.5	$18.8	3.4%	$15.9	$15.4	3.0%

Three Months Ended June 30,	Same Property Square Feet	Average % Occupancy			Total Revenues				Net Operating Income
2016 vs. 2015	2016	2016	2015	% Change	2016		2015	% Change	2016	2015	% Change

Region:
Western U.S.	2.6	94.5%	92.8%	1.8%	$8.8		$8.3	5.8%	$6.6	$6.2	6.8%
Japan	—	100.0	100.0	—	0.1		0.1	—	0.1	0.1	(0.1)
United Kingdom	7.8	97.1	96.6	0.6	7.7	7.8	7.8	(0.7)	6.9	7.2	(3.7)
Ireland	1.0	100.0	100.0	—	2.6		2.4	6.5	2.5	2.4	6.3
Total	11.4	95.9%	94.8%	1.1%	$19.2		$18.6	3.1%	$16.1	$15.9	2.0%

Three Months Ended March 31,	Same Property Square Feet	Average % Occupancy			Total Revenues			Net Operating Income
2016 vs. 2015	2016	2016	2015	% Change	2016	2015	% Change	2016	2015	% Change

Region:
Western U.S.	2.9	93.3%	93.6%	(0.3)%	$7.8	$7.3	6.1%	$5.6	$5.3	7.0%
Japan	—	100.0	100.0	—	0.1	0.1	—	0.1	0.1	0.3
United Kingdom	5.1	95.7	94.9	0.8	5.8	5.8	0.1	5.2	5.2	(0.2)
Ireland	1.0	99.2	99.3	(0.1)	2.4	2.4	(0.8)	2.3	2.3	(1.3)
Total	9.0	94.7%	94.5%	0.1%	$16.1	$15.6	2.8%	$13.2	$12.9	2.6%
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.

(1) As defined in "Common definitions" section of the earnings release.

Kennedy-Wilson Holdings, Inc.
Appendix (continued)
(Unaudited, Dollars in millions)

Reconciliation of Kennedy Wilson's Share Amounts
Consolidated
(Dollars in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Interest expense - investment (Kennedy Wilson's Share)
Interest expense - investment	34.5	30.9	137.4	108.8
Interest expense (attributable to noncontrolling interests)	(15.8)	(15.0)	(67.9)	(51.7)
Kennedy Wilson's share of interest expense included in unconsolidated investments	4.4	7.4	23.0	28.1
Interest expense - investment (Kennedy Wilson's Share)	$23.1	$23.3	$92.5	$85.2

Interest expense - corporate (Kennedy Wilson's Share)
Interest expense - corporate	15.4	11.4	54.2	46.9
Early extinguishment of corporate debt	—	1.0	—	1.0
Interest expense - corporate (Kennedy Wilson's Share)	$15.4	$12.4	$54.2	$47.9

Depreciation and amortization (Kennedy Wilson's Share)
Depreciation and amortization	50.9	46.8	198.2	166.3
Depreciation and amortization (attributable to noncontrolling interests)	(23.9)	(24.9)	(98.4)	(91.7)
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	4.8	5.6	20.8	28.1
Depreciation and amortization (Kennedy Wilson's Share)	$31.8	$27.5	$120.6	$102.7

Provision for (benefit from) income taxes (Kennedy Wilson's Share)
Provision for (benefit from) income taxes	11.9	20.9	14.0	53.4
Provision for (benefit from) income taxes (attributable to noncontrolling interests)	1.8	(2.6)	(2.1)	(23.5)
Provision for (benefit from) income taxes (Kennedy Wilson's Share)	$13.7	$18.3	$11.9	$29.9